Eastern Virginia Bankshares, Inc. Announces
Termination of Written Agreement

TAPPAHANNOCK, Va., August 2, 2013 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the “Company”) announced today the termination of the written agreement, dated February 17, 2011, by and among the Company, EVB (the Company’s wholly-owned bank subsidiary), the Federal Reserve Bank of Richmond (the “Reserve Bank”) and the Virginia State Corporation Commission Bureau of Financial Institutions (the “Bureau”). The termination was effective as of July 30, 2013. The Company and EVB anticipate entering into an informal memorandum of understanding with the Reserve Bank and the Bureau with terms to be determined.

In announcing the news, Joe A. Shearin, President and Chief Executive Officer, commented, “I could not be more proud regarding this significant milestone for our Company.  I thank each one of our employees and members of our Board for their dedication, hard work and loyalty during this difficult period in our Company's history.  It has truly been a team effort.”  Shearin further commented, “This announcement, coupled with our recent capital raise, puts the Company in a position to continue with its strategic plan to strengthen our balance sheet, return to our history of strong profitability and focus growing our Company once again.”

Shearin concluded, “I would also like to thank our regulators for their support, partnership and recognition of the positive progress we have made as a Company over the past few years.”

Forward-Looking Statements and Additional Information

Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this press release. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf.

Contact: Adam Sothen
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047